As filed with the Securities and Exchange Commission on December 21, 2023.

Registration No. 333-270624

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HAMMERHEAD ENERGY INC.

(Exact Name of Registrant as Specified in Its Charter)

Canada	1382	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Suite 2700, 525-8th Avenue SW,

Calgary, Alberta, T2P 1G1

(403) 930-0560

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

CT Corporation System

28 Liberty Street

New York, New York 10005

(212) 894-8940

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark Eade Hammerhead Energy Inc. Suite 2700, 525-8th Avenue SW Calgary, Alberta, T2P 1G1 (403) 930-0560	Guy Ben-Ami Guy P. Lander Carter Ledyard & Milburn LLP 28 Liberty Street, 41st Fl. New York, New York 10005 (212) 732-3200

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form F-1 (File No. 333-270624) (the “Registration Statement”) of Hammerhead Energy Inc. (the “Company”) originally filed on March 16, 2023, as amended by Amendment No.1 filed on April 14, 2023 and declared effective by the Securities and Exchange Commission on May 1, 2023.

Effective December 21, 2023, the Company and Crescent Point Energy Corp. (“Crescent Point”) completed their previously announced court-approved statutory plan of arrangement under the Alberta Business Corporations Act (the “Arrangement”) pursuant to which Crescent Point acquired all of the issued and outstanding Class A common shares of the Company. In connection with the completion of the transactions contemplated by the Arrangement, the Company has terminated any and all offerings of its securities pursuant to the Registration Statement.

Pursuant to the Company’s undertaking as required by Item 512(a)(3) of Regulation S-K, this Post-Effective Amendment No. 1 is being filed to terminate the effectiveness of the Registration Statement and to remove from registration any and all of the securities that remain unsold under the Registration Statement as of the date thereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of all such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Calgary, Alberta on the 21st day of December, 2023.

HAMMERHEAD ENERGY INC.

By:	/s/ Mark Eade
	Name:	Mark Eade
	Title:	Corporate Secretary

Note: No other person is required to sign this Post-Effective Amendment No. 1 to the registration statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.

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